Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 4D Molecular Therapeutics, Inc. of our report dated March 25, 2021 relating to the financial statements of 4D Molecular Therapeutics, Inc., which appears in 4D Molecular Therapeutics, Inc.’s Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 25, 2021